                                                                   Exhibit 4.22
                                                                ANNEX II
                                                                  TO
                                                              SUBSCRIPTION
                                                                AGREEMENT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                    Right to Purchase the Specified  Number of
                                    Shares of Common Stock of RMI.NET, Inc.

                                  RMI.NET, INC.

                     COMMON STOCK PURCHASE WARRANT, CLASS B

NO. B-
      ---

                  RMI.NET, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, ______________or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time during the Exercise Period (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), the Specified Number of fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price. The number of such shares of Common Stock is subject to adjustment as provided in this Warrant.

                  As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  "Adjustment Date" means any of the First Adjustment Date, the Second Adjustment Date and each date which occurs every 90 days after the Second Adjustment Date through and including the date with is 1,080 days after the Issuance Date.

                  "Adjustment Factor" means (a) 1.03 on the First Adjustment Date and (b) 1.015 on each subsequent Adjustment Date.

                  "Adjustment Price" means, on each Adjustment Date, the lesser of (a) the Ceiling Price and (b) the Average Market Price; provided, however, that if on any Adjustment Date the Average Market Price is greater than $20.00, "Adjustment Price" means the sum of (x) the Ceiling Price plus (y) 50% of the excess of such Average Market Price over $20.00 (the references to "$20.00" in this definition are subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, recapitalizations, reclassifications, distributions, Tender Offers and similar events occurring after the Issuance Date).



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                  "Adjustment Shares" means the number of shares of Common
         Stock, determined on each Adjustment Date in accordance with Section 1.2(a), to be added to or deducted from the Specified Number on each Adjustment Date in accordance with Section 1.2(b).

                  "Auditors" means Ernst & Young LLP or such other firm of independent public accountants of recognized national standing as shall have been engaged by the Company to audit its financial statements.

                  "Auditors' Determination" means a determination requested by the Company and signed by the Auditors concurring with the Company's conclusion that a requirement of the Company to make a payment pursuant to Section 1.4(a) by reason of the occurrence of a specified Share Limitation Event would result in the Company being required to classify the shares of Common Stock issuable upon exercise of this Warrant as redeemable common stock on a balance sheet of the Company prepared in accordance with Generally Accepted Accounting Principles and which shall set forth (i) in reasonable detail all relevant facts considered by the Auditors in connection therewith, (ii) all applicable accounting principles and assumptions made in connection therewith, and (iii) in reasonable detail or have attached thereto copies of all legal, expert and other advice or information used by the Auditors in reaching their conclusion.

                  "Average Market Price" means the arithmetic average of the Market Price on each of the following number of Trading Days, whether or not consecutive, during the applicable Measurement Period on which the lowest Market Prices occurred:

                  Measurement Period for                                     No. of Trading Days
                  ----------------------                                     -------------------

                  First Adjustment Date                                                 20

                  Second Adjustment Date                                                15

                  Each Subsequent Adjustment Date                                       10

                  "Cash and Cash Equivalent Balances" of any person on any date shall be determined from such person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash accrued by such person and its subsidiaries on a consolidated basis on such date and available for use by such person and its subsidiaries on such date and (2) all assets which would, on a consolidated balance sheet of such person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash or cash equivalents, less the amount thereof which secures any outstanding indebtedness of such person or its subsidiaries.

                  "Ceiling Price" means $9.8476 (subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, recapitalizations, reclassifications, distributions, Tender Offers and similar events occurring after the Issuance Date).

                  "Class A Warrants" means the Common Stock Purchase Warrants, Class A issued by the Company pursuant to the Subscription Agreement.



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                  "Class B Warrant Shares" means those shares of Common Stock issued upon exercise of this Warrant (subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, recapitalizations, reclassifications, distributions, Tender Offers and similar events occurring after the Issuance Date).

                  "Common Shares Held" as of any date means the sum of (1) the number of Initial Shares which are then held by the Holder plus (2) the number of Class B Warrant Shares which are then held by the Holder plus
         (3) the number of shares of Common Stock which are issuable upon exercise of this Warrant immediately prior to the determination of the number of Adjustment Shares pursuant to Section 1.2(a).

                  "Common Stock" means the Company's Common Stock, $.001 par value per share, as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  "Company" shall include RMI.NET, Inc., a Delaware corporation, and any corporation that shall succeed to or assume the obligations of RMI.NET, Inc. hereunder in accordance with the terms hereof.

                  "Control Notice" means a notice given by the Company to the Holder, in accordance with Section 1.4(b), (i) stating that a Share Limitation Event has occurred by reason of events which are not solely within the control of the Company and (ii) enclosing an executed copy of an Auditors' Determination.

                  "Exercise Period" means the period commencing on the First Adjustment Date and ending on the later of the date which is (x) 1,095 days after the Issuance Date or (y) five Trading Days after the Specified Number for the Adjustment Date occurring on the 1,080th day after the Issuance Date is mutually agreed by the Company and the Holder.

                  "First Adjustment Date" means the date which is 180 days after the Issuance Date.

                  "Generally Accepted Accounting Principles" for any person means the generally accepted accounting principles and practices applied by such person from time to time in the preparation of its audited financial statements.

                  "Holder Repurchase Price" means, for each share of Common Stock which may not be issued upon exercise of this Warrant by reason of the Shareholder Approval Rule in accordance with Section 1.4, 120% of the greater of: (x) the arithmetic average of the Market Price on each of the five consecutive Trading Days immediately prior to the date of the repurchase notice given by the Holder to the Company pursuant to
         Section 1.4, (y) the arithmetic average of the Market Price on each of the five consecutive Trading Days immediately prior to the repurchase date pursuant to Section 1.4 and (z) if determined prior to the First Adjustment Date, the price per share paid by the Holder for the shares of Common Stock purchased on the Issuance Date pursuant to the Subscription Agreement or, if determined on or after the First Adjustment Date, the most recent Adjustment Price (subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations,



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         recapitalizations, reclassifications, distributions, Tender Offers and similar events occurring after the Issuance Date).

                  "Initial Purchase Price" means $13.1301 (subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, recapitalizations, reclassifications, distributions, Tender Offers and similar events occurring after the Issuance Date).

                  "Initial Shares" means those shares of Common Stock purchased by the Holder on the Issuance Date pursuant to the Subscription Agreement (subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, recapitalizations, reclassifications, distributions, Tender Offers and similar events occurring after the Issuance Date).

                  "Issuance Date" means the first date of original issuance of this Warrant.

                  "Market Price" of the Common Stock on any date means the closing bid price for one share of Common Stock on such date on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) the Nasdaq, if the Nasdaq constitutes the principal market for the Common Stock on such date, or (c) the Nasdaq SmallCap, if the Nasdaq SmallCap constitutes the principal securities market for the Common Stock on such date, in any such case as reported by Bloomberg, LP.; provided, however, that if during any Measurement Period or other period during which the Market Price is being determined:

                           (i) The Company shall declare or pay a dividend or
                  make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period or such other period by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the earlier of
                  (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

                           (ii) The Company shall issue rights or warrants to
                  all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five
                  (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the end of such 45-day period, then the Market Price for each such day shall be reduced so that the same shall equal the price



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                  determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Company;

                           (iii) The outstanding shares of Common Stock shall be
                  subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date on which such combination becomes effective and (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

                           (iv) The Company shall, by dividend or otherwise,
                  distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the Market Price (determined without regard to this proviso) for such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator of which shall be the Market Price (determined without regard to


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
                  this proviso) for such date. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

                           For purposes of this clause (iv) and clauses (i) and
                  (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be
                  (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (i) or (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and
                  (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

                           (v) The Company or any subsidiary of the Company
                  shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration payable in respect of any Tender Offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the earlier of (A) the record date



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                  with respect to such distribution and (B) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such Combined Amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) for such day; or

                           (vi) A Tender Offer made by the Company or any of its
                  subsidiaries for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Company) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and
                  (y) the product of



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                  the number of shares of Common Stock outstanding (less any
                  Purchased Shares) on such day times the Market Price (determined without regard to this proviso) of the Common Stock on the Trading Day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Market Price (determined without regard to this proviso) for any trade, no adjustment shall be made for such Tender Offer under this clause (vi) for such day.

                  "Measurement Period" means, with respect to any Adjustment Date, the period of 30 consecutive Trading Days ending on the Trading Day prior to such Adjustment Date.

                  "Nasdaq" means the Nasdaq National Market.

                  "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "Other Class B Warrants" means the Common Stock Purchase Warrants, Class B issued by the Company pursuant to the Other Subscription Agreement.

                  "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4.

                  "Other Subscription Agreement" means the other subscription agreement for the purchase of shares of Common Stock and the acquisition of common stock purchase warrants entered into in connection with the Subscription Agreement, as amended from time to time in accordance with its terms.

                  "Purchase Price" means the greater of (x) $.01 per share or
         (y) the par value per share of the Common Stock.

                  "Quarterly Period" means the 90-day period commencing on each Adjustment Date.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 7, 1999, by and between the Company and the original Holder of this Warrant, as amended from time to time in accordance with its terms.

                  "Registration Statement" shall have the meaning provided in the Registration Rights Agreement.

                  "Repurchase Date" means the date of repurchase by the Company of the Securities pursuant to Section 1.3.



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



                  "Repurchase Notice" means a notice given by the Company to the Holder pursuant to Section 1.3(c) exercising the Company's right to repurchase all of the Securities pursuant to Section 1.3(b) which states (1) the number of shares of Common Stock (including shares issuable upon exercise of this Warrant) which are to be repurchased,
         (2) the Repurchase Price and the formula for determining the same, determined in accordance herewith and (3) the Repurchase Date.

                  "Repurchase Price" means, for each share of Common Stock repurchased pursuant to Section 1.3, the product of (x) the arithmetic average of the Market Price on each of the five consecutive Trading Days ending on and including the Adjustment Date following which the Repurchase Notice is given times (y) the Adjustment Factor for such Adjustment Date.

                  "Second Adjustment Date" means the date which is 90 days after the First Adjustment Date.

                  "Securities" as of any date means (1) the Initial Shares which are then held by the Holder, (2) the Class B Warrant Shares which are then held by the Holder and (3) this Warrant.

                  "Share Limit" means 1,000,000 shares of Common Stock (subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, recapitalizations, reclassifications, distributions, Tender Offers and similar events occurring after the Issuance Date).

                  "Share Limitation Event" means a time at which the Company is unable to issue all shares of Common Stock otherwise required to be issued upon exercise of this Warrant by reason of the restrictions set forth in the Shareholder Approval Rule and the Company has not obtained a waiver thereof.

                  "Shareholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Company (duly convened at which a quorum was present), or a unanimous written consent of holders of shares of Common Stock given without a meeting, of the issuance by the Company of 20% or more of the Common Stock of the Company outstanding on the Issuance Date for less than the greater of the book or market value of such Common Stock, as and to the extent required under the Shareholder Approval Rule.

                  "Shareholder Approval Rule" means Rule 4460(i)(1)(D) of Nasdaq as in effect from time to time or any successor, replacement or similar rule or regulation of Nasdaq or any other principal securities market on which the Common Stock is listed for trading.

                  "Shares" shall have the meaning provided in the Subscription Agreement.

                  "Specified Number" means the number of shares of Common Stock for which this Warrant is exercisable from time to time as determined in accordance with Section 1.2.



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                  "Subscription Agreement" means the Subscription Agreement, dated as of December 7, 1999, by and between the Company and the original Holder of this Warrant, as amended from time to time in accordance with its terms.

                  "Tender Offer" means a tender offer or exchange offer.

                  "Total Common Shares" as of any date means the sum of (1) the number of Initial Shares plus (2) the number of Class B Warrant Shares plus (3) the number of shares of Common Stock which are issuable upon exercise of this Warrant on such date without taking into account the limitations in Sections 1.1(b), 1.1(c) and 1.3(a).

                  "Trading Day" means a day on which the principal securities market for the Common Stock is open for general trading of securities.

                  1.  EXERCISE OF WARRANT.

                  1.1 EXERCISE. (a) Subject to the limitations on exercises in Sections 1.1(b), 1.1(c) and 1.3(a), this Warrant may be exercised by the Holder hereof at any time or from time to time during the Exercise Period by delivery of the subscription form annexed hereto (duly executed by the Holder) to the Company and by making payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price. If at the request of the Company the subscription form is delivered to the Company's transfer agent for the Common Stock, the Holder shall provide a copy of the subscription form to the Company at the time of exercise and the Company will confirm the exercise instructions given therein by notice to the Company's transfer agent within one Trading Day after receiving such subscription form. The number of shares of Common Stock for which this Warrant may be exercised at any time during each Quarterly Period shall be the then applicable Specified Number less the number of shares, if any, for which this Warrant has previously been exercised during such Quarterly Period. Upon each exercise of this Warrant, the Holder shall not be required to surrender this Warrant to the Company unless the Holder has no further rights to purchase shares of Common Stock hereunder. The Holder and the Company shall maintain records showing the number of shares purchased in connection with each exercise of this Warrant and the dates of such exercises or shall use such other method, satisfactory to the Holder and the Company, so as to not require physical surrender of this Warrant upon each such exercise.

                  (b) Notwithstanding any other provision of this Warrant, in no event shall the Holder be entitled at any time to purchase a number of shares of Common Stock on exercise of this Warrant in excess of that number of shares upon purchase of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and all persons whose beneficial ownership of shares of Common Stock would be aggregated with the Holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (each such person other than the Holder an "Aggregated Person" and all such persons other than the Holder, collectively, the "Aggregated Persons") (other than shares of Common Stock deemed beneficially owned through the ownership by the Holder and all Aggregated Persons of the Holder of the unexercised portion of this Warrant and the unexercised or unconverted portion of any other security of the Company which contains similar provisions) and (2) the number of shares of Common Stock issuable upon exercise of the portion of this Warrant with respect to which the determination in this sentence is being made, would result in beneficial ownership by the Holder and all Aggregated Persons of the

Holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence.

                  (c) Notwithstanding any other provision of this Warrant, in no event shall the Holder be entitled to purchase any shares of Common Stock on exercise of this Warrant unless and until the Holder shall have sold or otherwise transferred all of the Initial Shares to one or more unaffiliated purchasers or transferees. On or prior to the date of the first exercise of this Warrant, the Holder shall give notice to the Company that all of the Initial Shares have been sold or transferred in accordance with the immediately preceding sentence.

                  1.2 DETERMINATION OF SPECIFIED NUMBER. (a) On each Adjustment Date, the number of Adjustment Shares shall be computed as follows:

                  AS   =      [(C x I x F) / A] - C

                  where:

                  AS   =      Adjustment Shares

                  C    =      Common Shares Held

                  I    =      on the First Adjustment Date, the Initial
                              Purchase Price; on each subsequent Adjustment
                              Date, the Adjustment Price determined on the immediately preceding Adjustment Date

                  A    =      Adjustment Price

                  F    =      Adjustment Factor

                  (b) For each Adjustment Date on which the number of Adjustment Shares determined in accordance with Section 1.2(a) is zero or a positive number,

                  (1) on the First Adjustment Date, the Specified Number shall equal the number of Adjustment Shares; and

                  (2) on each subsequent Adjustment Date, the Specified Number shall equal (x) the Specified Number determined on the immediately preceding Adjustment Date plus (y) the number of Adjustment Shares less
         (z) the number of shares of Common Stock for which this Warrant was exercised during the most recently completed Quarterly Period.

                  (c) For each Adjustment Date after the First Adjustment Date on which the number of Adjustment Shares determined in accordance with Section 1.2(a) is a negative number, the Specified Number shall equal (x) the Specified Number determined on the immediately preceding Adjustment Date less (y) the sum of (i) the number of Adjustment Shares (considered as a positive number for the purposes of this calculation) plus (ii) the number of shares of Common Stock for which this Warrant was exercised during the most recently completed Quarterly Period; provided, however, that in no event shall the Specified Number be less than zero.

                  (d) On each Adjustment Date or within three Trading Days thereafter, the Holder shall give an Adjustment Notice in the form attached hereto to the Company. If the Holder fails to give an Adjustment Notice within three Trading Days after any Adjustment Date, the Company may notify the Holder of such failure and, if the Holder does not deliver such Adjustment Notice within three Trading Days after such notice of failure is given to the Holder, the Company shall give such Adjustment Notice to the Holder. Absent manifest error, the Adjustment Notice shall be binding on the Company and the Holder for purposes of making the determinations required by this Section 1.2. The Company and the Holder shall use their best efforts to promptly correct any error in any Adjustment Notice.

                  1.3 MAXIMUM SHARE LIMITATION; COMPANY REPURCHASE RIGHT. (a) Prior to the date which is 361 days after the Issuance Date, this Warrant may not be exercised to purchase shares of Common Stock to the extent, and only to the extent, such exercise would cause the Total Common Shares of the Holder to exceed the Share Limit.

                  (b) If (i) on any Adjustment Date occurring after the third Adjustment Date the Total Common Shares of the Holder exceed the Share Limit,
(ii) the Company shall be in compliance in all material respects with its obligations to the Holder (including, without limitation, its obligations under this Warrant, the Class A Warrants, the Subscription Agreement and the Registration Rights Agreement), (iii) on the date the Repurchase Notice is given and at all times until the Repurchase Date, the Registration Statement is effective and available for use by the Holder for the resale of its Shares and
(iv) on the date the Repurchase Notice is given and on the Repurchase Date, the Company has available unrestricted Cash and Cash Equivalent Balances not less than the aggregate amount to be paid to repurchase shares of Common Stock pursuant to Section 1.3 of this Warrant and the Other Class B Warrants, then the Company shall have the right to repurchase the Securities held by the Holder in accordance with Section 1.3(c).

                  (c) To exercise its repurchase right, the Company shall give a Repurchase Notice, not more frequently than once in any period of 180 consecutive days, on the Trading Day immediately following an Adjustment Date occurring after the third Adjustment Date. If the Repurchase Notice is timely given, the Company shall be obligated to repurchase all, or any part, of the Securities on a Repurchase Date which is not less than 20 Trading Days or more than 30 Trading Days after the date of the Repurchase Notice. If this Warrant is to be repurchased pursuant to this Section 1.3, the Company shall repurchase this Warrant as if this Warrant had been exercised, to the extent of the portion of this Warrant being repurchased, on the Repurchase Date and the shares of Common Stock issuable upon such exercise were held directly by the Holder and were being repurchased. On the Repurchase Date, the Company shall make payment to the Holder of the applicable Repurchase Price multiplied by the number of shares of Common Stock to be repurchased in immediately available funds to such account as specified by the Holder in writing to the Company at least one Trading Day prior to the Repurchase Date. Notwithstanding anything to the contrary in the foregoing provisions of this Section 1.3, prior to the Repurchase Date, or such later date on which the Repurchase Price is paid, the Holder shall be free to exercise this Warrant and to sell or otherwise transfer any shares of Common Stock which are subject to the Repurchase Notice with respect to such Repurchase Date.

                  1.4 NASDAQ SHARE LIMITATION; HOLDER REPURCHASE RIGHT. (a) The Company shall not be required to issue any shares of Common Stock upon exercise of this Warrant to the extent, and only to the extent, such issuance would violate the Shareholder

Approval Rule. In such event, at the option of the Holder, the Company shall be required to repurchase from the Holder the Holder's rights hereunder with respect to the number of such issuable shares of Common Stock which may not be issued upon exercise of this Warrant by reason of the Shareholder Approval Rule. To exercise such repurchase right, the Holder shall give the Company written notice thereof stating the number of such issuable shares to be repurchased and the repurchase date, which date shall not be earlier than ten Trading Days and not later than 20 Trading Days after such notice is given to the Company. On the specified repurchase date the Company shall make payment to the Holder of the applicable Holder Repurchase Price multiplied by the number of such issuable shares to be repurchased in immediately available funds to such account as specified by the Buyer in writing to the Company at least one Trading Day prior to the repurchase date. Upon such repurchase, the Specified Number shall be reduced by the number of such issuable shares deemed to be repurchased.

                  (b) Notwithstanding any other provision of this Warrant, if a Share Limitation Event occurs by reason of events which are not solely within the control of the Company, the Company shall have the right to give a Control Notice to the Holder at any time after such Share Limitation Event occurs and prior to the earlier of (1) the date on which the Holder's right (other than as limited by this Section 1.4(b)) to receive a cash payment pursuant to Section 1.4(a) by reason of the occurrence of such Share Limitation Event expires and
(2) the date on which the Company is obligated to make a payment to the Holder pursuant to Section 1.4(a). For purposes of this Section 1.4(b), a Share Limitation Event shall be deemed to have occurred by reason of events which are not solely within the control of the Company if the requirement of the Company to make a payment pursuant to Section 1.4(a) would result in the Company being required to classify the shares of Common Stock issued upon exercise of this Warrant as redeemable common stock on a balance sheet of the Company prepared in accordance with Generally Accepted Accounting Principles. To the extent any facts are assumed for purposes of either the Company's conclusion as to such classification of such shares or the Auditors' Determination required to be delivered as part of the Control Notice, the validity of such conclusion or determination shall depend on such assumed facts being true and complete in all material respects. If the Company timely gives a Control Notice to the Holder, then in lieu of making the payment required by Section 1.4(a) pursuant to a notice given by the Holder by reason of such Share Limitation Event, on the next Adjustment Date to occur the Adjustment Price shall be reduced to 80% of the amount such Adjustment Price would otherwise be. Such reduction of the Adjustment Price shall continue in effect until the earliest of (x) the date which is 90 days after the Shareholder Approval shall have been obtained from the stockholders of the Company or waived by the Nasdaq or other securities market on which the Common Stock is then listed, (y) the date any further reduction of the Adjustment Price is made following a failure to obtain the Shareholder Approval as provided below, and (z) the date when this Warrant is no longer outstanding. On or after the date the Company gives such Control Notice, upon notice from the Holder, the Company promptly shall call a special meeting of its stockholders, to be held not later than 60 days after such notice is given, to seek the Shareholder Approval for the issuance of all shares of Common Stock issuable upon exercise of this Warrant without regard to the Shareholder Approval Rule and shall use its best efforts to obtain the Shareholder Approval. The Company shall prepare and file with the SEC within 30 days after such notice is given preliminary proxy materials which set forth a proposal to seek such Shareholder Approval. The Company shall provide the Holder an opportunity to consult with the Company regarding the content of such proxy materials insofar as it relates to the Shareholder Approval by providing copies of such preliminary proxy materials and any revised preliminary proxy materials to the Holder within a reasonable period of time prior to their filing with the SEC. The Company shall furnish to the Holder a copy of its definitive proxy materials for such special meeting and any amendments or supplements thereto promptly after the same are mailed to stockholders or filed with the SEC. Upon the earlier of (i) the failure to obtain the Shareholder Approval at the special meeting, of which failure the Company shall so notify the Holder, or (ii) the Company's failure to act in good faith in promptly holding such special meeting and seeking the Shareholder Approval, such of the following as shall be specified by notice to the Company from the Holder shall occur: (1) on the next Adjustment Date to occur the Adjustment Price shall be reduced to 60% of the amount such Adjustment Price would otherwise be and (2) the Company shall promptly file applications and take all other actions necessary to (i) list the Common Stock for trading and quotation on the OTC Bulletin Board or such other securities market or exchange which will not restrict the number of shares of Common Stock issuable upon exercise of this Warrant and (ii) upon filing such applications, request the immediate removal of the Common Stock from listing on the securities market on which it is then listed which restricts the issuance of shares of Common Stock upon exercise of this Warrant without the Shareholder Approval.

                  2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within three Trading Days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as reasonably determined by the Company) of one full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise. Upon exercise of this Warrant as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise. If the Company fails to issue and deliver the certificates for the Common Stock to the Holder pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses including, without limitation, reasonable fees and expenses of legal counsel incurred by the Holder as a result of such failure.

                  3. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; RECLASSIFICATION, ETC. In case at any time or from time to time after the Issuance Date, all the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

                  (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

                  (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

                  (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which the Holder would hold on the date of such exercise if on the date thereof the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subdivisions (b) and (c) of this Section 3) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4. Notwithstanding anything in this Section 3 to the contrary, no adjustments pursuant to this Section 3 shall actually be made until the cumulative effect of the adjustments called for by this Section 3 since the date of the last adjustment actually made would change the amount of stock or other securities and property which the Holder would hold by more than 1%.

                  4. EXERCISE UPON REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time after the Issuance Date, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Company shall give at least 30 days notice to the Holder of such pending transaction whereby the Holder shall have the right to exercise this Warrant prior to any such reorganization, consolidation, merger, sale or conveyance. Any exercise of this Warrant pursuant to notice under this Section shall be conditioned upon the closing of such reorganization, consolidation, merger, sale or conveyance which is the subject of the notice and the exercise of this Warrant shall not be deemed to have occurred until immediately prior to the closing of such transaction.

                  5. ADJUSTMENT FOR EXTRAORDINARY EVENTS. In the event that after the Issuance Date the Company shall (i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding share of Common Stock, or (iii) combine its outstanding share of Common Stock into a smaller number of shares of Common Stock, then, in each event, the Specified Number shall, simultaneously with the happening of such event, be adjusted by multiplying the Specified Number in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event, and the product so obtained shall thereafter be the Specified Number then in effect. The Specified Number, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 5.

                  6. FURTHER ASSURANCES. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

                  7. NOTICES OF RECORD DATE, ETC. In the event of

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person (other than a wholly-owned subsidiary of the Company), or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder, at least ten days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the 1933 Act, or a favorable vote of stockholders, if either is required. Such notice shall be mailed at least ten days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

                  8. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

                  9. TRANSFER OF WARRANT. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

                  10. REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

                  11. EXCHANGE OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 10, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

                  12. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  13. WARRANT AGENT. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company's agent for the purpose of issuing shares of Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, and the Company may, by notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to
Section 11 and replacing this Warrant pursuant to Section 12, or either of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

                  14. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  15. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  16. NOTICES, ETC. All notices and other communications from the Company to the registered Holder or from the registered Holder to the Company shall be delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be effective upon receipt, addressed to each party at the address or telephone line facsimile transmission number for each party set forth in the Subscription Agreement or at such other address or telephone line facsimile transmission number as a party shall have provided to the other party in accordance with this provision.

                  17. TRANSFER RESTRICTIONS. By acceptance of this Warrant, the Holder represents to the Company that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling this Warrant or the Common Stock issuable upon exercise of this Warrant. The Holder acknowledges and agrees that this Warrant and, except as otherwise provided in the Registration Rights Agreement, the shares of Common Stock issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be), registered under the 1933 Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Holder further recognizes and acknowledges that (a) because this Warrant and, except as provided in the Registration Rights Agreement, the Common Stock issuable upon exercise of this Warrant (if any) are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements and (b) the transfer of this Warrant and the Common Stock issuable upon the exercise hereof are subject to the restrictions on transfer set forth in the Registration Rights Agreement and in Section 4 of the Subscription Agreement. Unless the shares of Common Stock issuable upon exercise of this Warrant have theretofore been registered for resale under the 1933 Act, the Company may require, as a condition to the issuance of Common Stock upon the exercise of this Warrant a confirmation as of the date of exercise of the Holder's representations pursuant to this Section 17.

                  18. LEGEND. Unless theretofore registered for resale under the 1933 Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

                  19. ATTORNEYS' FEES. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

                  20. AMENDMENT; WAIVER. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Notwithstanding any other provision of this Warrant or the Subscription Agreement, in addition to the requirements of the immediately preceding sentence, any amendment of (x) Section 1.1(b), (y) the definition of the term Aggregated Person or (z) this sentence shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy at a duly convened meeting of stockholders of the Company, and entitled to vote, or the consent thereto in writing by holders of a majority of the outstanding shares of Common Stock, and the stockholders of the Company are hereby expressly made third party beneficiaries of this sentence.

                  21. MISCELLANEOUS. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Colorado. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated:  December 7, 1999                  RMI.NET, INC.



                                          By:
                                             ---------------------------------

                                          Title: Chairman & CEO
                                                 -----------------------------

                              FORM OF SUBSCRIPTION

                                  RMI.NET, INC.

                   (To be signed only on exercise of Warrant)




TO:      RMI.NET, Inc.
         999 18th Street
         Suite 2201
         Denver, Colorado  80202

         Attention:  Chief Financial Officer


         1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to ______________ shares of Common Stock, as defined in the Warrant, of RMI.NET, Inc., a Delaware corporation (the "Company").

         2. The undersigned Holder elects to pay the aggregate purchase price for such shares of Common Stock (the "Exercise Shares") (i) by lawful money of the United States or the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company.

         3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name as is specified below:

            Name:

            Address:
                    ---------------------------------

                    ---------------------------------


         4. The undersigned Holder hereby represents to the Company that the exercise of the Warrant elected hereby does not violate Section 1.1(b) of the Warrant.


Dated:                                        HOLDER:
       ------------ ----, ----
                                              ---------------------------------

                                    By: ---------------------------------
                                        (Signature must conform to name of
                                        Holder as specified on the face of the
                                        Warrant)
                                      Name:
                                      Title:

                                    Address:
                                            ---------------------------------

                                    -----------------------------------------

                                ADJUSTMENT NOTICE


TO:      RMI.NET, Inc.
         999 18th Street
         Suite 2201
         Denver, Colorado  80202

         Attention:  Chief Financial Officer

         Facsimile No.:  (303) 672-0711

         This Adjustment Notice is given pursuant to the terms of the Common Stock Purchase Warrant, Class B, dated December 7, 1999, issued by RMI.NET, Inc., a Delaware corporation (the "Warrant"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Warrant. The undersigned Holder hereby notifies the Company as follows:

                (1)      Adjustment Date:
                                             ---------------------------------

                (2) Computation of number of Adjustment Shares ("AS") pursuant to Section 1.2(a):

                           (a)   Common Shares Held:                  ("C")
                                                     -----------------

                           (b)   If First Adjustment Date, Initial
                                 Purchase Price: $           ("I")
                                                  -----------

                                 If subsequent Adjustment Date, Adjustment
                                 Price on preceding Adjustment
                                 Date: $              ("I")
                                        --------------

                           (c)   The Adjustment Price ("A") is based on
                                 (check one):

                                 p     the Ceiling Price:  $
                                                            --------

                                 p     the Average Market Price

                                 p the Ceiling Price plus 50% of excess of Average Market Price over $20.00


                           (d) To determine the Average Market Price, the Market Price on each of the ____ Trading Days during the Measurement Period on which the lowest Market Price occurred was as follows:

   Date                Price ($)               Date               Price ($)
   ----                ---------               ----               ---------

----------             ----------           ----------            ----------

----------             ----------           ----------            ----------

----------             ----------           ----------            ----------

----------             ----------           ----------            ----------

----------             ----------           ----------            ----------

----------             ----------           ----------            ----------

----------             ----------           ----------            ----------

----------             ----------           ----------            ----------

----------             ----------           ----------            ----------

----------             ----------           ----------            ----------

                           (e)      Average Market Price: $
                                                           ---------

                           (f)      Adjustment Factor:             ("F")
                                                        -----------

                           (g)      AS = [(C x I x F) /A] - C

                                    Adjustment Shares:
                                                       --------------

                (3)  Specified Number on preceding Adjustment Date:
                                                                   ------------

                (4)  Shares issued upon exercises during last Quarterly
                     Period:
                            ------------

                (5)  Specified Number on Adjustment Date:
                                                          ---------------

                                            NAME OF HOLDER:


Date:
      ---------------                       ----------------------------------



                                            By:
                                               -------------------------------
                                               Name:
                                               Title: